SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): March 30, 2000



                            HERSHA HOSPITALITY TRUST
             (Exact name of registrant as specified in its charter)


         Maryland                     005-55249                   251811499
(State or other jurisdiction    (Commission File No.)          I.R.S. Employer
     of incorporation)                                      (Identification No.)


                            148 Sheraton Drive, Box A
                       New Cumberland, Pennsylvania 17070
                    (Address of principal executive offices)


                                 (717) 770-2405
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)


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ITEM 5.           OTHER EVENTS

         Hersha Hospitality Trust (the "Company") is filing this Current Report on Form 8-K to describe various material risk factors that may affect our business, financial condition and operations.

         Some of the information you will find in our Securities Exchange Act of 1934 filings and our prospectuses or any prospectus supplements may contain "forward-looking" statements. Also, documents subsequently filed by the Company with the Securities and Exchange Commission may contain similar forward-looking statements. You can identify these types of statements by their use of forward-looking words such as "may," "will," "should," "could," "plans," "intends," "expects," "anticipates," "estimates," "projects," "continues" or other similar words. These types of statements discuss future events or expectations or contain projections or estimates.

         When considering these forward-looking statements, you should keep in mind the following risk factors. These risk factors could cause our actual financial and operating results to differ materially and adversely from those contained in or implied by any forward-looking statement.

         The following risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge periodically. Many things can happen that can cause our actual financial and operating results to be very different than those described by us in our SEC filings. Any statements made by us that are not historical facts should be considered to be forward-looking statements. We make no promise to update any of our forward-looking statements, or to publicly release the results if we revise any of them.

                                  RISK FACTORS

CONFLICTS OF INTEREST


         Because of the ownership in and/or positions with the Company, Hersha Hospitality Limited Partnership (the "Partnership") and the Hersha Hospitality Management, L.P., the lessee of the Company's hotels (the "Lessee"), of Hasu P. Shah, Bharat C. Mehta, Kanti D. Patel, Kiran P. Patel, Rajendra O. Gandhi, David
L. Desfor and certain other affiliates, [the "Hersha Affiliates"] there are inherent conflicts of interest in the lease, acquisition, disposition and operation of the Company's hotels. Consequently, the interests of shareholders may not have been, and in the future may not be, reflected fully in all decisions made or actions taken by officers and Trustees of the Company.


         CONFLICTS RELATING TO SALES OR REFINANCING OF HOTELS


         There is unrealized gain associated with the interests of the Hersha Affiliates in the Company's hotels and, as a result, any sale of the hotels or refinancing or prepayment of principal on the indebtedness assumed by the Company in connection with the purchase of the hotels may cause adverse tax consequences to the Hersha Affiliates. Therefore, the interests of the Company and the Hersha Affiliates could be different in connection with the disposition or refinancing of a hotel. Decisions in connection with any transaction involving the Company, including the disposition of a hotel or refinancing of or prepayment of principal on the indebtedness assumed by the Company in connection with the purchase of a hotel, in which a Trustee or officer of the Company, or any affiliate thereof, has an interest (other than solely as a result of his status as a Trustee, officer or shareholder of the Company) must be made by a majority of the Trustees, including a majority of the independent Trustees.

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         NO ARM'S-LENGTH  BARGAINING ON PERCENTAGE LEASES, CONTRIBUTION
         AGREEMENTS, THE ADMINISTRATIVE SERVICES AGREEMENT AND OPTION AGREEMENT

         The terms of the percentage leases, the agreements pursuant to which the Company and the Partnership acquired, directly or indirectly, the hotels, the Administrative Services Agreement (pursuant to which the Lessee provides certain services to the Company) and the Option Agreement (pursuant to which the Company has a two-year option to acquire any hotels acquired or developed by any affiliate of the Company within 15 miles of the Company's hotels) were not negotiated on an arm's-length basis. The Company does not own any interest in the Lessee. Messrs. Hasu P. Shah, K.D. Patel, and Bharat C. Mehta are Trustees of the Company and collectively own approximately 35% of the Lessee. Consequently, they have a conflict of interest regarding the negotiation and enforcement of the percentage leases, the Administrative Services Agreement and the Option Agreement.

         COMPETING HOTELS OWNED OR TO BE ACQUIRED BY THE HERSHA AFFILIATES


         The Hersha Affiliates may develop or acquire new hotels, subject to certain limitations. While it is anticipated that Mr. Shah will devote substantially all of his time to the business of the Company, such development or acquisition may materially affect the amount of time Mr. Shah has to devote to the affairs of the Company. The Lessee and its affiliates may operate hotels that are not owned by the Company, subject to certain restrictions, which may materially affect the amount of time that the Lessee has to devote to managing the hotels.


ACQUISITION OF HOTELS WITH LIMITED OPERATING HISTORY

         Certain hotels purchased by the Company have little operating history or have been newly renovated. The purchase prices of such hotels are based upon projections by management as to the expected operating results of such hotels, subjecting the Company to risks that such hotels may not achieve anticipated operating results or may not achieve such results within anticipated time frames. As a result, the Lessee may not generate enough net operating income from such hotels to make the initial fixed rent payments or, after the rent is adjusted after the applicable time period as set forth in each hotel's percentage lease, to make the base rent payments. In addition, after rent is adjusted, room revenues may be less than required to result in the payment of percentage rent at levels at a particular hotel that provide the Company with its anticipated return on investment. In either case, the amounts available for distribution to shareholders could be reduced.

NEED FOR CERTAIN CONSENTS FROM THE LIMITED PARTNERS


         Under the partnership agreement of the Partnership, as amended and restated, the holders of at least two-thirds of the interests in the Partnership, including the Company, which owns approximately only a 35% interest in the Partnership, must approve a sale of all or substantially all of the assets of the Partnership or a merger or consolidation of the Partnership, provided, however, that such approval shall no longer be required if the Company ever fails to pay a distribution of $.72 per share to the holders of the Priority Common Shares for any 12-month period.The Hersha Affiliates own approximately a 65% interest in the Partnership and thus effectively hold veto power over such extraordinary transactions, which could result in the disapproval of a transaction that would be beneficial to the shareholders of the Company.


RISKS RELATED TO THE COMPANY'S DISTRIBUTIONS

         The Company distributed 100% of its forecasted cash available for distribution during each quarter during 1999 and the holders of subordinated units of interest in the Partnership were entitled to receive an amount per subordinated unit less than the priority distribution paid to the holders of the

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Priority Common Shares in the first, second and fourth quarters of 1999. If actual cash available for distribution falls short of anticipated cash available for distribution, the Company may not be able to maintain its initial distribution rate. In addition, if the Company's actual cash available for distribution after a period (the "Priority Period") beginning on the date of the closing of the initial public offering and ending on the earlier of: (i) the date that is 15 trading days after the Company sends notice to the record holders of the Priority Common Shares that their priority rights will terminate in 15 trading days, provided that the closing bid price of the Priority Common Shares is at least $7.00 on each trading day during such 15-day period, or (ii) the fifth anniversary of the closing of the initial public offering, does not increase above its anticipated cash available for distribution, the Company will not be able to maintain its initial distribution rate after such period. Distribution of substantially all of the Company's cash available for distribution will limit the funds available to the Company for capital expenditures to maintain its properties or to finance acquisitions of future hotels.

INABILITY TO OPERATE THE PROPERTIES

         As a result of its status as a REIT, the Company will not be able to operate any hotels. The Company will be unable to make and implement strategic business decisions with respect to its properties, such as decisions with respect to the repositioning of a franchise, repositioning of food and beverage operations and other similar decisions, even if such decisions are in the best interests of a particular property. Accordingly, there can be no assurance that the Lessee will operate the hotels in a manner that is in the best interests of the Company.

DEPENDENCE ON THE LESSEE

         In order to generate revenues to enable it to make distributions to shareholders, the Company will rely on the Lessee to make rent payments under the percentage lease. The Lessee's obligations under the percentage leases, including the obligation to make rent payments, are unsecured. The Lessee had a loss of $386,000 for the year ended December 31, 1999. Reductions in revenues from the hotels or in the net operating income of the Lessee may adversely affect the ability of the Lessee to make such rent payments and thus the Company's ability to make anticipated distributions to its shareholders. Although failure on the part of the Lessee to comply materially with the terms of a percentage lease would give the Company the right to terminate any or all of the percentage leases, to repossess the applicable properties and to enforce the payment obligations under the percentage leases, the Company then would be required to find another lessee. There can be no assurance that the Company would be able to find another lessee or that, if another lessee were found, the Company would be able to enter into a lease on favorable terms.

NEWLY-ORGANIZED ENTITIES

         The Company, the Partnership and the Lessee all have been recently organized and have short operating histories. Although the officers and Trustees of the Company have experience in developing, financing and operating hotels, most of them have limited experience in operating a REIT or a public company.

LIMITED NUMBERS OF INITIAL HOTELS

         The Company owns only 16 hotels, four of which are operated as Holiday Inn Express(R) hotels, four as Hampton Inn(R) hotels, two as Holiday Inn(R) hotels, four as Comfort Inn(R) hotels, one as a Best Western(R) hotel and one as a Clarion Suites(R) hotel. Significant adverse changes in the operations of any hotel could have a material adverse effect on the Lessee's ability to make rent payments and, accordingly, on the Company's ability to make expected distributions to its shareholders.

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GUARANTORS OF ASSUMED INDEBTEDNESS


         The Hersha Affiliates guarantee the indebtedness secured by several of the Company's hotels, and the bankruptcy of any of the guarantors would constitute a default under the related loan documents, which default would cause some or all of the indebtedness assumed in connection with the purchase of the hotels to become immediately due and payable. In the event that the lender accelerates the payment, such acceleration could adversely affect the Company's cash available for distribution. If the Company is unable to make such payment, the Company may be forced to sell the hotels that serve as collateral for such indebtedness in order to make such payment.

SUBSTANTIAL DILUTION

         Purchasers of Priority Common Shares sold in the initial public offering experienced immediate and substantial dilution of $2.14, or 35.7% of the initial public offering price, in the net tangible book value per Priority Common Share. In addition, in the event that any of the purchase prices of the hotels that have been newly developed or newly renovated are increased, owners of the Priority Common Shares at such time will experience further dilution.

TAX RISKS

         FAILURE TO QUALIFY AS A REIT

         The Company intends to operate so as to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the Internal Revenue Service that it qualifies as a REIT, the Company has received an opinion of its counsel, Hunton & Williams, that, based on certain assumptions and representations, it will so qualify. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding shares of beneficial interest, the nature of its assets, the sources of its income, and the amount of its distributions to its shareholders.

         If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Internal Revenue Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, amounts available for distribution to shareholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Trustees, with the consent of two-thirds of the shareholders, to revoke the REIT election.

         REIT MINIMUM DISTRIBUTION REQUIREMENTS

         In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum

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of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. To the extent that the Company elects to retain and pay income tax on its net long-term capital gains, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

         The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its share of the income of the Partnership, and the Company's cash available for distribution to shareholders will consist primarily of its share of cash distributions from the Partnership. Differences in timing between the recognition of taxable income and the receipt of amounts available for distribution due to the seasonality of the hotel industry could require the Company, through the Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. For federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains, nontaxable return of capital, or a combination thereof. The Company will provide its shareholders with an annual statement as to its designation of the taxability of distributions.

         Distributions by the Partnership will be determined by the Trustees and will be dependent on a number of factors, including the amount of the Partnership's distributable cash, the Partnership's financial condition, any decision by the Trustees to reinvest funds rather than to distribute such funds, the Partnership's capital expenditures, the annual distribution requirements under the REIT provisions of the Internal Revenue Code and such other factors as the Trustees deem relevant.

POTENTIAL ADVERSE EFFECTS OF LEVERAGE AND LACK OF LIMITS ON INDEBTEDNESS

         The Company has assumed certain indebtedness in connection with the purchase of the hotels that is secured by some of the hotels. There can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets to foreclosure. Although the Company's policy is to limit consolidated indebtedness to less than 67% of the total purchase prices paid by the Company for the hotels in which it has invested, there is no limit on the Company's ability to incur debt contained in the Declaration of Trust or Bylaws. The indebtedness assumed in connection with the purchase of the hotels will limit the Company's ability to acquire additional hotels without issuing equity securities.

THE PRICE PAID FOR THE HOTELS MAY EXCEED THEIR VALUE

         No arm's-length negotiations were conducted and no independent appraisals were obtained in connection with the purchase of the Company's hotels. There can be no assurance that the price paid by the Company will not exceed the fair market value of the hotels acquired by the Company.

EMPHASIS ON FRANCHISE HOTELS

         The Company intends to place particular emphasis in its acquisition strategy on hotels similar to the hotels currently owned by the Company. The Company owns six hotels licensed under the Holiday Inn/Holiday Inn Express franchise brand and thus will be subject to risks inherent in concentrating investments in a particular franchise brand, which could have an adverse effect on the Company's lease revenues and amounts available for distribution to shareholders. These risks include, among others, the risk of a reduction in hotel revenues following any adverse publicity related to the franchise brand.

CONCENTRATION OF INVESTMENTS IN PENNSYLVANIA

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         All of the Company's hotels are located in Pennsylvania. As a result, localized adverse events or conditions, such as an economic recession, could have a significant adverse effect on the operations of the hotels, and ultimately on the amounts available for distribution to shareholders.

HOTEL INDUSTRY RISKS

         OPERATING RISKS

         The Company's hotels are subject to all operating risks common to the hotel industry. The hotel industry has experienced volatility in the past, as have the Company's hotels, and there can be no assurance that such volatility will not occur in the future. These risks include, among other things, competition from other hotels; over-building in the hotel industry that could adversely affect hotel revenues; increases in operating costs due to inflation and other factors, which increases may not be offset by increased room rates; dependence on business and commercial travelers and tourism; strikes and other labor disturbances of hotel employees; increases in energy costs and other expenses of travel; and adverse effects of general and local economic conditions. These factors could reduce revenues of the hotels and adversely affect the Lessee's ability to make rent payments under the percentage leases, and therefore, the Company's ability to make distributions to its shareholders.

         COMPETITION FOR GUESTS

         The hotel industry is highly competitive. The hotels will compete with other existing and new hotels in their geographic markets. Many of the Company's competitors have substantially greater marketing and financial resources than the Company and the Lessee.

         INVESTMENT CONCENTRATION IN SINGLE INDUSTRY

         The Company's current growth strategy is to acquire hotels primarily in the upper-economy and mid-scale segments of the hotel industry. The Company will not seek to invest in assets selected to reduce the risks associated with an investment in that segment of the hotel industry, and, therefore, is subject to risks inherent in concentrating investments in a single industry and in specific market segments within that industry. The adverse effect on rent under the percentage leases and amounts available for distribution to shareholders resulting from a downturn in the hotel industry in general or the upper-economy and mid-scale segments in particular would be more pronounced than if the Company had diversified its investments outside of the hotel industry or in additional hotel market segments.

         SEASONALITY OF HOTEL BUSINESS AND THE INITIAL HOTELS

         The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. The hotels' operations historically reflect this trend. The Company believes that it will be able to make its forecasted distributions to shareholders.

         RISKS OF OPERATING HOTELS UNDER FRANCHISE LICENSES

         The continuation of the franchise licenses for the Company's hotels is subject to specified operating standards and other terms and conditions. Holiday Inn Express(R), Holiday Inn(R), Hampton Inn(R), Best Western(R) and Choice Hotels International, Inc.(R), the franchisor of Comfort Inns(R) and Clarion Suites(R), periodically inspect their licensed properties to confirm adherence to their operating standards. The failure of the Partnership or the Lessee to maintain such standards respecting the hotels or to adhere to such other terms and conditions could result in the loss or cancellation of the applicable

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franchise license. It is possible that a franchisor could condition the continuation of a franchise license on the completion of capital improvements which the Trustees determine are too expensive or otherwise not economically feasible in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the Trustees may elect to allow the franchise license to lapse or be terminated.

         There can be no assurance that a franchisor will renew a franchise license at each option period. If a franchise license is terminated, the Partnership and the Lessee may seek to obtain a suitable replacement franchise, or to operate the hotel independent of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the related hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Although the percentage leases require the Lessee to maintain the franchise licenses for each hotel, the Lessee's loss of a franchise license for one or more of the hotels could have a material adverse effect on the Partnership's revenues under the percentage leases and the Company's amounts available for distribution to shareholders.

         OPERATING COSTS AND CAPITAL EXPENDITURES; HOTEL RENOVATION

         Hotels, including the Company's hotels, generally have an ongoing need for renovations and other capital improvements, particularly in older structures, including periodic replacement of furniture, fixtures and equipment. Under the terms of the percentage leases, the Partnership is obligated to pay the cost of expenditures for items that are classified as capital items under generally accepted accounting principles that are necessary for the continued operation of the hotels. If these expenses exceed the Company's estimate, the additional cost could have an adverse effect on amounts available for distribution to shareholders. In addition, the Company may acquire hotels in the future that require significant renovation. Renovation of hotels involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from hotels.

REAL ESTATE INVESTMENT RISKS

         GENERAL RISKS OF INVESTING IN REAL ESTATE

         The Company's hotels will be subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of the hotels and the Company's income and ability to make distributions to its shareholders are dependent upon the ability of the Lessee to operate the hotels in a manner sufficient to maintain or increase revenues in excess of operating expenses to enable the Lessee to make rent payments. Hotel revenues may be adversely affected by adverse changes in national economic conditions, adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition from other hotels, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors that are beyond the control of the Company.

         ILLIQUIDITY OF REAL ESTATE

         Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other

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conditions will be limited. No assurances can be given that the fair market value of any of the Company's hotels will not decrease in the future.

         UNINSURED AND UNDERINSURED LOSSES

         Each percentage lease specifies comprehensive insurance to be maintained on each of the Company's hotels, including liability and fire and extended coverage in amounts sufficient to permit the replacement of the hotels in the event of a total loss, subject to applicable deductibles. Management of the Company believes that such specified coverage is of the type and amount customarily obtained by owners of hotels similar to the Company's hotels. percentage leases for hotels subsequently acquired by the Company will contain similar provisions. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the applicable hotel after such applicable hotel has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the applicable hotel.

         PROPERTY TAXES

         Each of the Company's hotels is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which the Company invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, the Company's ability to make expected distributions to its shareholders could be adversely affected.

         ENVIRONMENTAL MATTERS

         Operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of complying with environmental laws could materially adversely affect amounts available for distribution to shareholders. Phase I environmental assessments have been obtained on all of the Company's hotels. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. The Phase I environmental assessment reports have not revealed any environmental contamination that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware.

         COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS

         Under the Americans with Disabilities Act of 1993 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While the Company believes that its hotels are substantially in compliance with these requirements, a determination

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that the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the hotels, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications at the hotels to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its shareholders could be adversely affected.

MARKET FOR PRIORITY COMMON SHARES

         There can be no assurances that the Company will continue to meet the criteria for continued listing of the Priority Common Shares on The American Stock Exchange.

EFFECT OF MARKET INTEREST RATES ON PRICE OF PRIORITY COMMON SHARES

         One of the factors that may influence the price of the Priority Common Shares in public trading markets will be the annual yield from distributions by the Company on the Priority Common Shares as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Priority Common Shares.


EFFECT OF MARKET INTEREST RATES ON INTEREST EXPENSE

         One of the factors that may influence the Company's interest expense is the prevailing market interest rate for variable rate debt instruments. The Company currently maintains a $7.0 million line of credit with Sovereign Bank which bears interest at the bank's prime rate. An increase in the bank's prime rate will result in higher interest expenses for the Company.


ANTI-TAKEOVER EFFECT OF OWNERSHIP LIMIT, LIMITED PARTNER CONSENTS, STAGGERED BOARD, POWER TO ISSUE ADDITIONAL SHARES AND CERTAIN PROVISIONS OF MARYLAND LAW

         OWNERSHIP LIMITATION

         The Declaration of Trust generally prohibits direct or indirect ownership of more than 9.9% of the number of outstanding shares of any class of securities of the Company, including the Priority Common Shares, by any person (the "Ownership Limitation"). Generally, Priority Common Shares owned by affiliated owners will be aggregated for purposes of the Ownership Limitation. The Ownership Limitation could have the effect of delaying, deferring or preventing a change in control or other transaction in which holders of some, or a majority, of Priority Common Shares might receive a premium for their Priority Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

         LIMITED PARTNER CONSENTS

         The holders of at least two-thirds of the interests in the Partnership, including the Company, must approve, subject to certain conditions, a sale of all or substantially all of the assets of the Partnership or a merger or consolidation of the Partnership, which could result in the disapproval of a transaction that would be beneficial to the shareholders of the Company.

         STAGGERED BOARD

         The Company's Board of Trustees is divided into two classes. The initial terms of the first and second classes will expire in 1999 and 2000, respectively. Beginning at the annual meeting of shareholders in 1999, Trustees of each class will be chosen for two-year terms upon the expiration of their

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current terms and each year one class of Trustees will be elected by the shareholders. The staggered terms of Trustees may delay, defer or prevent a tender offer, a change in control of the Company or other transaction, even though such a transaction might be in the best interest of the shareholders.

         ISSUANCE OF ADDITIONAL SHARES

         The Company's Declaration of Trust authorizes the Board of Trustees, without shareholder approval, to (i) amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that the Company has the authority to issue, (ii) cause the Company to issue additional authorized but unissued Priority Common, Class B Common or Preferred Shares and (iii) classify or reclassify any unissued Common or Preferred Shares and to set the preferences, rights and other terms of such classified or reclassified shares, including the issuance of additional Priority Common Shares or preferred shares that have preference rights over the Priority Common Shares with respect to dividends, liquidation, voting and other matters. Future equity offerings may cause the purchasers of Priority Common Shares to experience further dilution. The Company has no current plans for future equity offerings. Although the Board of Trustees has no such intention at the present time, it could establish a series of Preferred Shares that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Priority Common Shares or otherwise be in the best interest of the shareholders. The Declaration of Trust and Bylaws of the Company also contain other provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Priority Common Shares or otherwise be in the best interest of the shareholders.

         MARYLAND BUSINESS COMBINATION LAW

         Under the Maryland General Corporation Law, as amended ("MGCL"), as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares (an "Interested Shareholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares.

DEPENDENCE UPON EXTERNAL FINANCING

         The Company anticipates that its growth and acquisition strategies will be largely financed through externally generated funds such as borrowings under the Line of Credit and other secured and unsecured debt financing and from issuance of equity securities. Because the Company must distribute 95% of its taxable income to maintain its qualification as a REIT, the Company's ability to rely upon income from operations or cash flow from operations to finance its growth and acquisition activities will be limited. Accordingly, were the Company unable to obtain the Line of Credit or other funds from borrowings or to access the capital markets to finance its growth and acquisition activities, the Company's ability to grow could be curtailed, cash available for distribution to shareholders of the Company could be adversely affected and the Company could be required to reduce distributions.

ASSUMPTION OF CONTINGENT LIABILITIES

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         Because the Partnership has acquired partnership interests in certain entities in its acquisition of the hotels, the Partnership has assumed all contingent liabilities of those entities. The Hersha Affiliates are managing partners of the entities and have made representations and warranties that the entities have no liabilities, debts or obligations except for liabilities arising under operating agreements, equipment leases, loan agreements or proration credits on the closing date of the initial public offering. There is, however, a risk that unforeseen liabilities could exist and could adversely affect amounts available for distribution to shareholders.


POSSIBLE INCREASE IN GROUND LEASE PAYMENTS FOR COMFORT INN, DENVER, PENNSYLVANIA

         The Company is leasing the land under the Comfort Inn, Denver, Pennsylvania from Hasu P. Shah and Bharat C. Mehta for $6,000 per year for 99 years. Messrs. Shah and Mehta have pledged their interests in the land to a lender to secure a loan from the lender. Pursuant to the terms of the loan agreement, in the event of a default on the loan, the ground lease with the Company will not terminate, but the lender has the option to adjust the payments to fair rental value at the time of the loan default based on a third-party appraisal. Accordingly, in the event of a default by Messrs. Shah and Mehta on the loan that is secured by the land, the Company's rental obligations under the ground lease may increase.

ABILITY OF BOARD OF TRUSTEES TO CHANGE CERTAIN POLICIES

         The major policies of the Company, including its policies with respect to acquisitions, financing, growth, operations, debt limitation and distributions, will be determined by the Trustees. The Trustees may amend or revise these and other policies from time to time without a vote of the holders of the Priority Common Shares. Although three of the Trustees are required to be independent Trustees, a majority of the Board of Trustees are not independent Trustees and thus such policies may be changed by the non-independent Trustees. The effect of any such changes may be positive or negative. Under the Declaration of Trust, the Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding Priority Common Shares.

GROWTH STRATEGY

         COMPETITION FOR ACQUISITIONS

         There will be competition for investment opportunities in upper-economy and mid-scale hotels from entities organized for purposes substantially similar to the Company's objectives, as well as other purchasers of hotels. The Company will be competing for such investment opportunities with entities that have substantially greater financial resources than the Company, including access to capital or better relationships with franchisors, sellers or lenders. The Company's policy is to limit consolidated indebtedness to less than 67% of the total purchase prices paid by the Company for the hotels in which it has invested. Because of the amount of the indebtedness assumed by the Company in connection with the purchase of the hotels, the success of the Company's acquisition strategy will depend primarily on its ability to access additional capital through issuances of equity securities. The Company's competitors may generally be able to accept more risk than the Company can manage prudently and may be able to borrow the funds needed to acquire hotels. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell.

         ACQUISITION RISKS

         The Company intends to pursue acquisitions of additional hotel properties. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements

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necessary to market and acquire properties will prove inaccurate, as well as general investment risks associated with any new real estate investment. The Company anticipates that its growth and acquisition strategies will be largely financed through externally generated funds such as borrowings under credit facilities and other secured and unsecured debt financing and from issuance of equity securities. Because the Company must distribute 95% of its taxable income to maintain its qualification as a REIT, the Company's ability to rely upon income from operations or cash flow from operations to finance its growth and acquisition activities will be limited. Accordingly, were the Company unable to obtain funds from borrowings or the capital markets to finance its growth and acquisition activities, the Company's ability to grow could be curtailed, amounts available for distribution to shareholders could be adversely affected and the Company could be required to reduce distributions.

RELIANCE ON TRUSTEES AND MANAGEMENT

         Common shareholders have no right or power to take part in the management of the Company except through the exercise of voting rights on certain specified matters. The Trustees will be responsible for managing the Company. The Company will rely upon the services and expertise of its Trustees for strategic business direction.

         In addition, there may be conflicting demands on Mr. Shah caused by his overlapping management of the Company and Hersha Enterprises Ltd. Hersha Enterprises Ltd. owns and operates properties other than the Company's hotels, and Mr. Shah, who serves as Chairman of the Board and Chief Executive Officer of the Company and President of Hersha Enterprises, Ltd., may experience a conflict in allocating his time between such entities.

POSSIBLE ADVERSE EFFECT OF SHARES AVAILABLE FOR FUTURE SALE ON PRICE OF PRIORITY COMMON SHARES


         After termination of the Priority Period, the Class B Common Shares will automatically be converted into Priority Common Shares on a one-for-one basis. Sales of a substantial number of Priority or Class B Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the Priority Common Shares. Approximately 4 million subordinated units of limited partnership interest in the Partnership have been issued to The Hersha Affiliates in addition to the Priority Common Shares offered by the Company in the initial public offering. In general, the subordinated units become redeemable for cash or, at the option of the Company, Class B Common Shares one year after their issuance. In the event the Class B Common Shares are converted into Priority Common Shares prior to redemption of the subordinated units, such outstanding subordinated units will become redeemable for Priority Common Shares. At the conclusion of such periods and upon the subsequent redemption of units, the Class B Common Shares or Priority Common Shares received therefor may be sold in the public market pursuant to shelf registration statements that the Company is obligated to file on behalf of limited partners of the Partnership, or pursuant to any available exemptions from registration.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             HERSHA HOSPITALITY TRUST


Date:    March 30, 2000                      By: /s/ Hasu P. Shah
                                                ------------------------------
                                                 Hasu P. Shah
                                                 Chief Executive Officer